Exhibit 99.1

Nemaura Medical Receives First Purchase Order from U.S. Health Provider HealthFleet

Nemaura to integrate its proBEATTM glucose sensors with HealthFleet’s proven RestoreHealth wellness program targeted at U.S.

LOUGHBOROUGH, Jan. 26, 2023 (GLOBE NEWSWIRE) — Nemaura Medical, Inc. (NASDAQ: NMRD)(“Nemaura” or the “Company”), a medical technology company focused on developing and commercializing non-invasive wearable sensors and supporting personalized lifestyle and weight reduction programs, today announced receipt of a first purchase order for 5,000 proBEAT™ subscriptions from HealthFleet Inc. (“HealthFleet”), a leading telehealth provider focusing on care, coaching, and health recommendations. The purchase order consists of 75,000 proBEAT glucose sensors over an initial five month period and is valued at $500,000 in revenue. HealthFleet has an option to increase volumes based on customer response.

HealthFleet’s RestoreHealth program is a corporate, comprehensive, end-to-end wellness solution offered to subscriber employees. The program delivers high engagement – which is deemed critical to demonstrable and sustained health outcomes -- through unique and extensive coaching, rich and targeted content and curriculum, and detailed reporting across multiple chronic conditions. HealthFleet has a ready-made market through direct access to a customer base of several million employees, consumers, and patients through its existing client network and plans to rapidly expand this further. HealthFleet’s customers include a number of Fortune 500 companies, insurers, and provider groups.

Dr. Faz Chowdhury, Nemaura’s Chief Executive Officer, stated, “The HealthFleet purchase order is our first collaboration in the United States, and provides an important opportunity to potentially improve outcomes for people with type 2 diabetes by integrating our proBEAT platform into HealthFleet’s RestoreHealth program. We are confident that our proprietary sensor technology can improve patient engagement and potential outcomes in the RestoreHealth program, and believe that the improved outcomes to be seen in this pilot can help to position this as the program of choice across the U.S. health economy.”

The successful use of feedback from glucose monitors for weight loss and type 2 diabetes reversal is well documented in both the clinical and non-clinical space and has been noted to increases user engagement. There is increasing demand globally from program providers to differentiate their programs with sensors that can provide feedback on overall health and wellness to potentially increase health outcomes and returns on investment for program providers. Pilot studies integrating proBEAT glucose sensors as part of a metabolic health and wellbeing program are already currently running in collaboration with the UK’s National Health Service.

Members using the RestoreHealth program for 12 months have demonstrated positive health results, including a 5.1% average weight loss, a significant decrease in HBA1C -- a key measure of average blood glucose levels -- and meaningful improvements in cholesterol and blood pressure levels. The Company believes this collaboration between Nemaura and HealthFleet brings together two best-in-class organizations, creating a potentially compelling new program offering that uniquely positions the RestoreHealth program in the market. HealthFleet expects incremental health benefits by integrating Nemaura’s proBEAT technology into its RestoreHealth program.

“We expect the integration of Nemaura’s glucose sensor will further enhance RestoreHealth’s proven outcomes in the areas of diabetes reversal, weight loss, and overall metabolic health,” commented Cheryl Morrison-Deutsch, President and CEO of HealthFleet. “Obesity and diabetes are a burden on the U.S. healthcare economy, and our work with Fortune 500 companies has proved that our program can make significant and sustainable savings to employers and insurers. We look forward to increased returns for our clients and better health outcomes and quality of life for our members.”

About Nemaura Medical, Inc.

Nemaura Medical Inc. is a medical technology company developing and commercialising non-invasive wearable diagnostic devices. The Company is currently also commercialising sugarBEAT® and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, as a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and prediabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura has submitted a PMA (Premarket Approval Application) for sugarBEAT® to the US FDA. proBEAT™ combines non-invasive glucose data processed using artificial intelligence under a digital healthcare subscription service as part of its BEAT® diabetes program.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com.

About HealthFleet Inc.

HealthFleet is a leading health technology company, offering solutions that blend technology, people, and content to deliver impactful programs targeting the most pervasive chronic health conditions. It does so in two significant ways — its content-agnostic SaaS platform enables organizations to deliver their programs through a tailored technology and services solution, allowing them to reach their audience by increasing their digital footprint; and the Restore Product Suite, which includes personalized, actionable support for individuals that address health issues before they escalate.

To learn more about HealthFleet, please visit www.healthfleet.com.

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the U.S., risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura’s and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the Company will be able to reach a part of or any of the global market for CGM with its products/services. The U.S. Food and Drug Administration (the “FDA”) reserves the right to re-evaluate its decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.

Media Contacts

Jules Abraham

CORE IR
+1 917-885-7378

HealthFleet

Jamie Marcellus

jmarcellus@healthfleet.com

+1 339.255.4546